UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2004 (August 6, 2004)

National Health Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-37173	52-2059888
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1402
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On August 5, 2004, National Health Realty, Inc. made its second quarter earnings announcement. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Realty, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: August 6, 2004

Exhibit Index

Number	Exhibit
99	Press release, dated August 5, 2004.

EXHIBIT 99

For Release August 5, 2004

Contact: Gerald Coggin,Sr. VP Investor Relations

Phone: (615) 890-2020 ext. 1221

NHR reports second quarter results

MURFREESBORO, Tenn. -- National Health Realty, Inc., (AMEX: NHR) a real estate investment trust specializing in long-term health care investments, announced funds from operations for the quarter ended June 30 of $3,894,000, or 41 cents per basic and 40 cents diluted share, compared to $4,008,000, or 42 cents per basic and 41 cents diluted share, last year.

For the quarter ended June 30, net income was $2,570,000, or 27cents per basic and 26 cents diluted share, compared to $2,599,000, or 27 cents per basic and diluted share, last year. Revenues for the quarter totaled $4,886,000 compared to $5,828,000 in 2003.

For the six months ended June 30, net income was $5,674,000 compared to $5,340,000 for the same period last year. Net income per share was 59 cents basic and 58 cents diluted compared to 56 cents basic and 55 cents diluted last year. Funds from operations per share were 87 cents basic and 85 cents diluted compared to 85 cents basic and 84 cents diluted in 2003. Revenues for the six months totaled $10,296,000 compared to $11,770,000 in the prior year.

During the second quarter, we refinanced our $17 million of long-term debt, lowering the interest rate by approximately two percentage points while extending the maturity date until May 2007.

NHR owns the real property of 16 skilled nursing facilities, six assisted living centers and one retirement center. NHR also owns first and second mortgage notes totaling $13.7 million. These notes are secured by operating skilled nursing facilities and other health care properties. Additional information including NHR's most recent press releases may be obtained on NHR's web site at www.nationalhealthrealty.com. The company trades on the American Stock Exchange with the symbol NHR.

Statements in this press release that are not historical facts are forward looking statements. NHR cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHR's best judgment as of the date of this release.

-more-

Page 2 NHR Earnings

Condensed Statements of Income
(in thousands except share and per	Three Months Ended	Six Months Ended June
	2004	2003	2004	2003
Revenues:
Rental income	$4,305	$4,244	$8,645	$8,602
Mortgage interest income	581	1,584	1,651	3,168
	4,886	5,828	10,296	11,770
Expenses:
Interest	172	1,085	500	2,134
Depreciation of real estate	1,492	1,589	2,983	3,179
Amortization of loan and	---	119	8	235
General and administrative	430	213	619	416
	2,094	3,006	4,110	5,964

Net income before minority interest
subsidiaries and non-	2,792	2,822	6,186	5,806
Non-operating income (investment
and interest income)	103	106	205	210
Minority interest in consolidated	(325)	(329)	(717)	(676)
Net income	$2,570	$2,599	$5,674	$5,340

Net income per common share:
Basic	$.27	$.27	$.59	$.56
Diluted	$.26	$.27	$.58	$.55

Funds from operations
Basic	$3,894	$4,008	$8,321	$8,161
Diluted	$3,894	$4,008	$8,321	$8,161

Funds from operations per share
Basic	$.41	$.42	$.87	$.85
Diluted	$.40	$.41	$.85	$.84

Weighted average common shares
Basic	9,594,214	9,570,32	9,592,401	9,570,32
Diluted	9,793,784	9,744,24	9,803,939	9,738,74

Common dividends declared	$.3325	$.3325	$.6650	$.6650

Balance Sheet Data	June 30	Decemb
(in thousands)	2004	2003
Real estate properties, net	$123,948	$126,931
Mortgages receivable	13,753	44,595
Long-term debt	17,000	47,820
Stockholders equity	$114,114	$114,242

-more-

Page 3 NHR Earnings

Reconciliation of Funds from Operations(1)

The following table reconciles net income applicable to common stockholders to funds from operations applicable to common stockholders:

Three Months Ended	Six Months Ended
June 30	June 30
(in thousands)	2004	2003	2004	2003

Net income applicable to common stockholders	$2,570	$2,599	$5,674	$5,340
Adjustments:
Real estate depreciation	1,492	1,589	2,983	3,179
Adjustment for minority interest-affiliates(2)	(168)	(180)	(336)	(358)
Funds from operations applicable to common stockholders	$3,894	$4,008	$8,321	$8,161

Basic funds from operations per share	$.41	$.42	$.87	$.85
Diluted funds from operations per share	$.40	$.41	$.85	$.84

Weighted average shares:
Basic	9,594,214	9,570,323	9,592,401	9,570,323
Diluted	9,793,784	9,744,245	9,803,939	9,738,749

(1) We believe that funds from operations is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the real estate investment trust industry to address this issue. Our measure may not be comparable to similarly titled measures used by other REITs. Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of FFO, caution should be exercised when comparing our Company's FFO to that of other REITs. Funds from operations in and of itself does not represent cash generated from operating activities in accordance with GAAP (funds from operations does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

(2) Minority interest in NHR/OP, L.P. share of add back for real estate depreciation.

-more-

Page 4 NHR Earnings

National Health Realty, Inc. Portfolio Summary June 30, 2004

Portfolio Summary	Investment
	Properties	Investment	Percentage
Mortgage Loan Receivables	5	$ 13,753,000	10%
Equity Ownership	23	123,948,000	90%
Total Real Estate Portfolio	28	$137,701,000	100%

Mortgage Loan Receivables	Properties	Beds	Investment

Nursing Homes	5	714	$ 13,753,000

Equity Ownership	Properties	Beds	Investment

Nursing Homes	16	1,908	$ 75,726,000
Assisted Living	6	488	33,407,000
Retirement Homes	1	58	14,815,000
	23	2,454	$ 123,948,000

	28	3,168	$ 137,701,000

Summary of Facilities By Type:
		% of	Total
	Properties	Total $	Dollars
Nursing Homes	21	64.98%	$ 89,479,000
Assisted Living	6	24.26%	33,407,000
Retirement Homes	1	10.76%	14,815,000
	28	100.00%	$ 137,701,000

Summary of Facilities By State:
						Percent
		Nursing	Asst.	Retire-	Investment	Total
		Homes	Living	ment	Amount	Portfolio
1	Florida	8	3	-	$ 61,734,000	44.84%
2	Tennessee	2	2	1	35,613,000	25.86%
3	South Carolina	7	-	-	30,043,000	21.82%
4	Indiana	3	-	-	3,875,000	2.81%
5	Alabama	-	1	-	3,834,000	2.78%
6	Missouri	1	-	-	2,602,000	1.89%
		21	6	1	$137,701,000	100.00%